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                                                                     Exhibit 4.4

                             COLTEC INDUSTRIES INC,

                            THE B.F.GOODRICH COMPANY,

                                       AND

                              THE BANK OF NEW YORK,

                                   as Trustee

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of April    , 1999
                                            ----

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                                            FIRST SUPPLEMENTAL INDENTURE, dated
                           as of April __, 1999, among Coltec Industries Inc, a Pennsylvania corporation (the "Company"), The B.F.Goodrich Company, a New York corporation ("BFGoodrich"), and The Bank of New York, a New York banking corporation, as trustee (herein called the "Trustee"). Terms not defined herein shall have the meanings assigned to them in the Indenture (as defined below).

                  RECITALS OF THE COMPANY AND BFGOODRICH

                  WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of April 14, 1998 (the "Indenture"), relating to the Company's 5 1/4% Convertible Junior Subordinated Deferrable Interest Debentures due 2028 (the "Securities");

                  WHEREAS, on November 22, 1998, the Company, BFGoodrich, and a wholly owned Pennsylvania subsidiary of BFGoodrich entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, BFGoodrich's subsidiary merged with and into the Company, with the Company being the surviving corporation in the merger (the "Merger"), and each outstanding share of common stock of the Company (other than shares held by the Company, BFGoodrich or any of their direct or indirect subsidiaries) was converted into the right to receive 0.56 of a fully paid and nonassessable share of common stock, par value $5 per share, of BFGoodrich ("BFGoodrich Common Stock");

                  WHEREAS, BFGoodrich agrees to be bound by the conversion and adjustment provisions set forth in the Indenture;

                  WHEREAS, Section 9.01 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may enter into a supplemental indenture, without the consent of any Holder, to, among other things, make provision with respect to the conversion rights of Holders pursuant to the requirements of Article XIII of the Indenture; and

                  WHEREAS, the Company and the Trustee have determined that this First Supplemental Indenture complies with Section 9.01 of the Indenture and does not require the consent of any Holders and, on the basis of the foregoing, the Trustee has determined that this First Supplemental Indenture is in form satisfactory to it.

                  NOW, THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders, as follows:


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                                    ARTICLE I

                          CONVERSION RIGHTS OF HOLDERS
                          IN CONNECTION WITH THE MERGER


                  SECTION 1.1. CONVERSION RIGHTS. The Company, as the surviving corporation of the Merger, and BFGoodrich hereby provide in accordance with
Section 13.04 of the Indenture that the Holder of each Security outstanding at the effective time of the Merger shall have the right, during the period such Security shall be convertible as specified in Section 13.01 of the Indenture, to convert such Security only into that number of shares of BFGoodrich Common Stock equal to the product of 0.955248 and the number of Securities the Holder owns.

                                   ARTICLE II

                          ADJUSTMENT OF CONVERSION RATE

                  SECTION 2.1. ADJUSTMENT. BFGoodrich hereby unconditionally agrees, as required by Section 13.04 of the Indenture, to make any adjustments provided for in Article XIII of the Indenture. Notwithstanding anything herein to the contrary, the Company shall remain obligated under the Indenture and the Securities, in accordance with the terms of the Indenture, as supplemented
hereby. "Effective Date" shall mean                   , 1999.
                                   -------------------

                                   ARTICLE III

                      ACCEPTANCE OF SUPPLEMENTAL INDENTURE

                  SECTION 3.1. TRUSTEE'S ACCEPTANCE. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                   ARTICLE IV

                               GENERAL PROVISIONS

                  SECTION 4.1. EFFECT OF SUPPLEMENTAL INDENTURE. On the date hereof, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

                  SECTION 4.2. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.


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                  SECTION 4.3. INCORPORATION OF INDENTURE. All the provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  SECTION 4.4. HEADINGS. The headings of the Articles and Sections of this First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

                  SECTION 4.5. COUNTERPARTS. This First Supplemental Indenture maybe executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 4.6. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

                  SECTION 4.7. CONFLICT WITH TRUST INDENTURE ACT. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this First Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

                  SECTION 4.8. SUCCESSORS. All covenants and agreements in this First Supplemental Indenture by the Company and BFGoodrich shall be binding upon and accrue to benefit of their respective successors. All covenants and agreements in this First Supplemental Indenture by the Trustee shall be binding upon and accrue to the benefit of its successors.

                  SECTION 4.9. SEPARABILITY CLAUSE. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 4.10. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE. Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.



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                  SECTION 4.11. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The
recitals contained herein shall be taken as the statements of the Company and BFGoodrich, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to, and shall not be responsible for, the validity or sufficiency of this First Supplemental Indenture.

                  SECTION 4.12. CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEES. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  SECTION 4.13. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                    [Remainder of page intentionally blank.]


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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                 COLTEC INDUSTRIES INC

                                 By:
                                     --------------------------------------
                                      Name:
                                      Title:

                                 THE B.F.GOODRICH COMPANY

                                 By: --------------------------------------
                                      Name:
                                      Title:

                                 THE BANK OF NEW YORK, as Trustee

                                 By: --------------------------------------
                                      Name:
                                      Title: